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                                                                 C. DAVID WATSON
                                          Senior Vice President - Administration
                                                                 General Counsel
                                                                National Propane
                                                           Suite 1700, IES Tower
                                                               200 1st Street SE
                                                     Cedar Rapids, IA 52401-1409
                                                                  (319) 365-1550
                                                              (319) 298-5639 Fax

March 19, 1998

Ronald R. Rominiecki
1750 42nd Street, SE
Cedar Rapids, IA 52403

Dear Ron:

This will serve to amend your employment agreement dated as of March 11, 1997, to confirm that as of November 1, 1997, you will no longer serve as Senior Vice President - Chief Financial Officer, but have been promoted to the position of President and Chief Operating Officer of National Propane Corporation, the general partner of National Propane Partners, L.P. You will report to the Board of Directors and your initial base salary will be $215,000 per year, with an annual incentive of $161,250/cycle target (75% of salary) and mid-term cash incentive of $86,000 per target (40% of salary). Except as set forth herein, all the terms and conditions of the March 11, 1997 letter agreement continue in full force and effect.

Best regards,

/s/ C. David Watson

National Propane Corporation
By its Senior Vice President of Admin.

Agreed and Accepted

/s/ Ronald R. Rominiecki
--------------------------
Ronald R. Rominiecki

Dated: March 19, 1998